Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Chase Corporation (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended  November 30, 2017 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certificate is furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Date:  January 9, 2018

/s/ Adam P. Chase

Adam P. Chase
President and Chief Executive Officer
(Principal executive officer)